Exhibit 99.1

Editorial Contact:	Investor Contact:
Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC ANNOUNCES SALE OF ITS BLOCK-BASED SYSTEMS ASSETS AND
COLORADO-BASED TECHNOLOGY CENTER TO NEWISYS, A SANMINA-SCI COMPANY

MILPITAS, Calif. – January 31, 2006 – Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today announced that it has signed a definitive agreement regarding the sale of Adaptec’s OEM block-based systems business to Sanmina-SCI’s Original Design Manufacturing (ODM) subsidiary, Newisys.

“As we fielded interest from many parties regarding the planned divestiture of Adaptec’s Systems Business, it became clear that we could maximize shareholder value by splitting the sale into two categories – block-based systems sold to OEMs and block- and file-based systems, including Snap branded solutions, sold primarily through the channel,” said S. “Sundi” Sundaresh, president and CEO of Adaptec. “Newisys is well known for delivering high quality solutions to OEMs that minimize capital investments and accelerate time-to-market. We believe that Adaptec’s OEM systems customers will benefit through increased investment in systems R&D, an enhanced support infrastructure and improved operational efficiencies with Newisys and Sanmina-SCI.”

“Adaptec’s block-based systems products are built on a solid, modular platform of interoperable components, systems and software that can be leveraged to deliver a full range of unique storage solutions,” said Don Johnson, chief technology officer of Sanmina-SCI’s Computing & Storage Systems Division. “For storage systems OEMs, it is all about getting to market faster, at a lower cost and with higher quality standards than the competition. The Adaptec block-based systems technology combined with Sanmina-SCI’s global infrastructure, quality, and reputation in the marketplace deliver an unbeatable offering for storage systems OEM customers.”

Under the terms of the agreement, Newisys will assume most OEM contracts for Adaptec block-based systems customers.  Through a licensing agreement, Adaptec will continue to supply certain hardware and software components to Newisys. Similarly, Newisys will provide Adaptec with block-based system products for sale through the channel including the recently released Serial-Attached SCSI-enabled Adaptec SANbloc S50 JBOD.

Additional information will be provided in a Form 8-K that will be filed with the Securities and Exchange Commission in connection with these agreements, as well as during Adaptec’s third quarter 2006 conference call currently scheduled for today at 1:45 p.m. Pacific Time. See www.adaptec.com/investor for more details.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: identifying potential buyers for the Systems business; market demand for RAID products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

About Adaptec

Adaptec Inc. (NASDAQ:ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. For more information, go to www.adaptec.com.

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